Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

June 19, 2018

Griffon Corporation

712 Fifth Avenue, 18th Floor

New York, New York 10019

Re:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Griffon Corporation, a Delaware corporation (the “Company”), in connection with the sale by GS Direct L.L.C. (the “Selling Stockholder”) of 5,583,375 shares (the “Offered Securities”) of the Company’s common stock, par value $0.25 per share, which reflects the exercise, in full, of the option to purchase 728,266 additional shares of Common Stock pursuant to Section 2(a) of the Underwriting Agreement (defined below). The offering and sale of the Offered Securities was registered under the Securities Act of 1933, as amended (the “Act”) pursuant to the Registration Statement on Form S-3 (Registration No. 333-224727) (the “Registration Statement”) and the related prospectus contained therein (the “Base Prospectus”), which was filed by the Company with the Securities and Exchange Commission (the “Commission”) and became immediately effective upon filing on May 7, 2018 pursuant to Rule 462(e) under the Act, as supplemented by the preliminary prospectus supplement, dated June 11, 2018 (the “Preliminary Prospectus Supplement”), the “free writing prospectus” filed with the Commission on June 14, 2018 (the “Free Writing Prospectus”) and the final prospectus supplement filed with the Commission on June 15, 2018 (the “Prospectus Supplement” and, together with the Base Prospectus, the Preliminary Prospectus and the Free Writing Prospectus, the “Prospectus”). All of the Offered Securities are to be sold by the Selling Stockholder, as described in the Registration Statement and the Prospectus.

In connection with this opinion (this “Opinion”), we have examined originals or copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of: (i) the Registration Statement and the Prospectus; (ii) the Company’s Restated Certificate of Incorporation (as amended to date) (the “Certificate of Incorporation”); (iii) the Company’s Amended and Restated Bylaws as currently in effect (the “Bylaws”); (iv) the Underwriting Agreement (the “Underwriting Agreement”), dated June 14, 2018, for which J.P. Morgan Securities LLC and Goldman Sachs & Co. are acting as Representatives (as defined in the Underwriting Agreement) to the several underwriters named therein; (v) minutes evidencing corporate actions of the Company authorizing, among other things, the offering and sale of the Offered Securities to the Selling Stockholder and the registration of the offering and sale of the Offered Securities by the Selling Stockholder pursuant to the Registration Statement; and (vi) a certificate of an officer of the Company as to matters of fact material to this Opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all

Griffon Corporation June 19, 2018 Page 2

documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

We have further assumed that the Offered Securities will be sold in the manner stated in the Registration Statement and the Prospectus, and in compliance with the applicable provisions of the Act and the rules and regulations of the Commission thereunder and the securities or “Blue Sky” laws of various states and the terms and conditions of the Underwriting Agreement.

Our opinions set forth herein are based solely upon the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations (including, without limitation, the application of the securities or “Blue Sky” laws of any state to the offer and/or sale of the Offered Securities).

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Offered Securities have been duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this Opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on June 19, 2018 and as an exhibit to any application under the securities or other laws of any state of the United States which relate to the offer and sale of the Offered Securities. We further consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

This Opinion is furnished to you in connection with the closing of the offer and sale of the Offered Securities and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This Opinion is furnished as of the date hereof and we disclaim any undertaking to update this Opinion after the date hereof or to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Dechert LLP

Dechert LLP